Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Heska Corporation’s Registration Statements on Form S-8 (File Nos. 333-30951, 333-34111, 333-47129, 333-72155, 333-38138, 333-39448, 333-55112, 333-82096, 333-89738, 333-102871, 333-106679, 333-112701, 333-115995, 333-123196, 333-132916, 333-141737, 333-194120, 333-194122, 333-195734, 333-204036 and 333-211567) of our report dated March 3, 2017, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Heska Corporation, which appears in this Annual Report on Form 10-K.

EKS&H LLLP

March 3, 2017
Denver, Colorado